Exhibit 23.5

Kaufman & Canoles, P.C.
Two James Center, 14th Floor
1021 E. Cary St.
Richmond, VA 23219

T (804) 771.5700
F (804) 771.5777

kaufCAN.com

December [   ], 2022

Lemeng Holdings Limited

No. 63, Zhichun Road Haidian District

Beijing 100089

People’s Republic of China

Ladies and Gentlemen:

We have acted as counsel as to matters of United States law, including tax law, to Lemeng Holdings Limited, a Cayman Islands company (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form F-1 (Registration No. 333-268007) and all amendments thereto (as amended, the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2022.

We have examined the Registration Statement and such other documents, certificates and records, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Lemeng Holdings Limited

December [   ], 2022

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The statements made in the Registration Statement, under the caption “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares,” to the extent such statements relate to matters of United States tax law, represent our opinion. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

The Underwriter’s Warrants, when issued as set forth in the Registration Statement will be validly issued, fully paid, non-assessable and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed in this opinion letter are limited to the tax laws of the United States and New York Business Corporation Law (the “NYBCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

KAUFMAN & CANOLES, P.C.